--------------------------------------------------------------------------------



                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 5(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of Earliest Event Reported) May 24, 2001 (May 23, 2001)



                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)



         Delaware                       1-815                    51-0014090
(State or Other Jurisdiction         (Commission              (I.R.S. Employer
     of Incorporation)               File Number)            Identification No.)



                              1007 Market Street
                          Wilmington, Delaware 19898
                   (Address of principal executive offices)



      Registrant's telephone number, including area code: (302) 774-1000



--------------------------------------------------------------------------------

Item 5. Other Events and Regulation FD Disclosure.
        ------------------------------------------

        The Registrant files, pursuant to Regulation FD, its news release dated May 23, 2001, entitled "DuPont Chief Operating Officer Addresses Goldman Sachs Chemical Investors Forum," a copy of which is below. This news release is also filed in connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339, No. 33-60069 and No. 333-86363).


                                    Contact:   Clif Webb
                                               302-774-4005
                                               r-clifton.webb@usa.dupont.com



            DuPont Chief Operating Officer Addresses Goldman Sachs
                           Chemical Investors Forum


        WILMINGTON, Del., May 23, 2001 - Richard R. Goodmanson, DuPont executive vice president and chief operating officer, addressed industry analysts and investors attending the Goldman Sachs Chemical Investors Forum today in Boca Raton, Florida. Goodmanson discussed operational priorities for 2001 and provided an assessment of the current business environment.

        Goodmanson described the company's aggressive focus on business fundamentals and execution as the best way to deal with the current downturn in the economy and to prepare for an economic upturn when it occurs. Priorities include accelerating differential business management strategies; strengthening commitments to DuPont customers; executing cost controls and initiatives to enhance productivity; and continuing strong accountability for leadership.

        Goodmanson noted that even a difficult economy provides opportunities to strengthen and grow DuPont businesses. For example, DuPont is taking advantage of reduced media rates to increase consumer advertising; the company has accelerated some of its investments in information technology at reduced unit costs; and manufacturing maintenance has been rescheduled to take advantage of idle time and enable more sustained production once the economy improves. DuPont also continues to invest for growth, as evidenced most recently by its investment in the RiTEK Display Technology Company.

     In reviewing the current business environment, Goodmanson discussed salient macroeconomic trends and forecasts, and he reinforced the company's earlier statements that the economic outlook is too uncertain to predict when an upturn will occur. During this review, Goodmanson shared some second quarter observations from the company's businesses, including:

     -  For the first time in this downturn, demand in Europe has softened,

     - North American demand for commercial and residential carpet has declined,

     - the North American architectural paint season is off to a very slow start, and

     - as an upstream supplier, DuPont is increasingly affected by the global high tech slowdown that began to emerge last quarter.

     "The U.S. manufacturing sector has been in recession since late last year, and we have been very clear that we entered the second quarter of 2001 expecting an environment at least as challenging as in the first quarter," Goodmanson said. "Thus far in second quarter, we have seen further negative developments in markets that are sensitive to discretionary spending - such as electronics, automotive, and commercial and residential remodeling markets. Clearly, these development increase the challenge."

     Copies of his briefing are available through the DuPont Investor Relations website, www.dupont.com/corp/ir.
         ----------------------

     DuPont is a science company, delivering science-based solutions that make a difference in people's lives in food and nutrition; health care; apparel; home and construction; electronics; and transportation. Founded in 1802, the company operates in 70 countries and has 93,000 employees.

Forward-Looking Statements: This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of agricultural products.



                                     # # #



5/23/01

                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        E. I. DU PONT DE NEMOURS AND COMPANY
                                                      (Registrant)



                                                    /s/ D. B. Smith
                                        ------------------------------------
                                                       D. B. Smith
                                                  Assistant Controller



May 24, 2001